Exhibit 10.12

Debt Forgiveness Agreement

Date: Oct 1, 2008

I, Tianfu Li, am willing to waive the below direct debt of China Intelligent Electric Holding Limited without any compensation. The category is as following:

Tianfu Li is willing to waive account receivable of amount HKD1,647,965.24, say one million, six hundred and forty seven thousand, nine hundred and sixty five HK dollar, twenty four cents, ended as of September 30, 2008, from China Intelligent Electric Holding Limited  without any compensation.

There is no any right and debt between Tianfu Li and China Intelligent Electric Holding Limited from now on.

/s/  Tianfu Li

Signature: Tianfu Li